UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2026

AMERICAN PICTURE HOUSE CORPORATION

(Exact name of registrant as specified in its charter)

Wyoming	000-56586	85-4154740
(State of Incorporation)	Commission File Number	(IRS EIN)

1135 Kildaire Farm Road,

Suite 200, Cary, NC 27511

(Address of principal executive offices)

1-877-416-5558

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 20, 2026, American Picture House Corporation, a Wyoming corporation (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) with Labrys Fund II, LP (“Labrys”), pursuant to which the Company issued to Labrys a 10% Promissory Note in the original principal amount of $172,500 (the “Note”), which included an original issue discount of $22,500, in exchange for a purchase price of $150,000.

The Note matures twelve months from the issue date and bears interest at a rate of 10% per annum. The Note is convertible into shares of the Company’s common stock in accordance with its terms and limitations, including a conversion price based on a discount to certain market prices over a specified trading-day lookback period and subject to beneficial ownership limitations. As additional consideration in connection with the SPA, the Company agreed to issue 200,000 shares of its common stock to Labrys as commitment shares.

The purchase price under the SPA was disbursed as follows: (i) $114,000 was wired to the Company, (ii) $7,500 was paid to Enclave Capital LLC as placement agent compensation for the Company’s benefit, (iii) $25,000 was directed to Labrys for repayment of a portion of a prior promissory note, and (iv) $3,500 was withheld for Labrys’ legal fees. In connection with the Note, the Company also authorized its transfer agent to reserve an initial 12,000,000 shares of common stock for potential issuance upon conversion of the Note, subject to adjustment from time to time in accordance with the terms of the Note.

The foregoing descriptions of the SPA and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements and instruments, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 relating to the SPA and the Note is incorporated herein by reference. The Note constitutes a direct financial obligation of the Company.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 above, on January 20, 2026, in connection with the SPA, the Company agreed to issue 200,000 shares of its common stock to Labrys as commitment shares. In addition, in connection with the Note, the Company authorized the reservation of an initial 12,000,000 shares of common stock for potential issuance upon conversion of the Note, subject to adjustment in accordance with the terms of the Note.

The securities described in this Item 3.02 were or will be issued in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, as transactions not involving any public offering. The recipient represented investment intent and appropriate restrictive legends will be affixed to certificates or book-entry statements representing such securities, as applicable.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated January 20, 2026, by and between American Picture House Corporation and Labrys Fund II, LP.

10.2	10% Promissory Note, dated January 20, 2026, issued by American Picture House Corporation to Labrys Fund II, LP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PICTURE HOUSE CORPORATION

Date: March 18, 2026	By:	/s/ Bannor Michael MacGregor
	Name:	Bannor Michael MacGregor
	Title:	Chief Executive Officer